ANNUAL 2018 REPORT

Table of Contents Board of Directors and Executive Management 3 Message to Our Shareholders, Customers, Employees and Friends 4-5 Consolidated Financial Highlights 6-7 CNB Bank Senior Management and Officer Listings 8 ERIEBANK Senior Management and Officer Listings 9 FCBank Senior Management and Officer Listings 10 BankOnBuffalo Senior Management and Officer Listings 10 Shareholder Information 11 2 CNB FINANCIAL CORPORATION

Board of Directors and Executive Management

CORPORATE OFFICERS, CNB FINANCIAL CORPORATION

Joseph B. Bower, Jr.
President & Chief Executive Officer

Richard L. Greslick, Jr.
Secretary

Mary Ann Conaway
Assistant Secretary

Brian W. Wingard
Treasurer & Principal Financial Officer

BOARD OF DIRECTORS, CNB FINANCIAL CORPORATION AND CNB BANK



Peter F. Smith
Chairperson of the Board; Attorney at Law



Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation; President and Chief Executive Officer, CNB Bank



Richard L. Greslick, Jr.
Secretary, CNB Financial Corporation; Senior Executive Vice President and Chief Support Officer, CNB Bank



Robert W. Montler
President and Chief Executive Officer, Lee Industries and Keystone Process Equipment



Joel E. Peterson
President, Clearfield Wholesale Paper



Deborah Dick Pontzer
Economic Development and Workforce Specialist, Office of Congressman Glenn Thompson



Jeffrey S. Powell
President, J.J. Powell, Inc.



Nicholas N. Scott
Vice President and Owner, Scott Enterprises



Richard B. Seager
President and Chief Executive Officer, Beacon Light Behavioral Health Systems



Francis X. Straub, III
Managing Officer and Director, St. Marys Pharmacy, Inc. and Bennetts Valley Pharmacy, Inc.



Peter C. Varischetti
President, Varischetti Holdings, LP

EXECUTIVE OFFICERS, CNB BANK



Joseph B. Bower, Jr.
President and Chief Executive Officer



Mark D. Breakey
Senior Executive Vice President and Chief Risk Officer



Joseph E. Dell, Jr.
Senior Executive Vice President and Chief Commercial Banking Officer



Richard L. Greslick, Jr.
Senior Executive Vice President and Chief Support Officer



Mary Ann Conaway
Executive Vice President, Employee Experience



Leanne D. Kassab
Executive Vice President, Customer Experience



Steven R. Shilling
Executive Vice President, Private Client Solutions



Brian W. Wingard
Executive Vice President and Chief Financial Officer

2018 ANNUAL REPORT HIGHLIGHTS 3

Message to Our Shareholders, Customers, Employees and Friends: GROWTH! Growth was the theme of our year for 2018 at CNB Financial Corporation (CNB). CNB experienced solid performance and expansion in virtually every area. As you read through the financial report you will see many of the accomplishments that have been achieved in the past twelve months: • Earnings increased 41% • EPS increased 40% • Deposits increased 20% • Assets increased 16% • Loans increased 15% • BankOnBuffalo reached deposits of $300,000,000 in deposits in just two years • ERIEBANK expanding into Cleveland Last year, I mentioned the three key principles of our strategic plan: 1. Be the source of exceptional experiences 2. Foster an environment of leadership 3. Position for long term growth As we work toward achievement of these principles, our belief is that success will follow. Through hard work by our team, we’ve made significant progress in successfully implementing our plan. One example of this is CNB’s overall growth in customer households over the prior year. Household growth and retention are two of the key measures of our quality customer experience. Customer households grew year over year by 4,869, which equates to an 8% increase. Our normal growth rate is in the 2% to 3% range. Perhaps the best news surrounding the growth of CNB is that it has occurred in all of our markets across our four brands. A few notable events that occurred at each division are highlighted for you in the following paragraphs. CNB Bank has been serving its customers in central PA for over 152 years. In 2018, we named Chris Stott as President of the CNB Bank market to focus on the advancement of our local communities and our 20 offices that serve the area. Chris has been with the Bank since 1997 when he started our secondary mortgage operation. Most recently he directed our Private Banking group for all four divisions. A major accomplishment for CNB Bank and our entire corporation was the CNB Bank market surpassing the $1 Billion mark in deposits. This was a tremendous accomplishment, as our whole company focused on deposit gathering activities all year. ERIEBANK continues to lead the corporation in deposits per office, averaging over $81 million, with eleven locations across five counties. High average deposits in a branch leads to enhanced profitability. ERIEBANK has set the example for our corporation. Over the past few years, we have been evaluating entry into the Cleveland market and expanding ERIEBANK further around Lake Erie. We were excited to announce the hiring of Wesley Gillespie to lead this endeavor as our Regional President in late 2018. Wes comes to us with 26 years of experience in all aspects of banking and has spent most of his career in the Cleveland area. This new market will provide additional opportunities to grow our ERIEBANK division for years to come. 4 CNB FINANCIAL CORPORATION

FCBank leads all divisions in profitability per dollar of funding. This achievement is even more surprising since it is by far our most competitive market. Our strategy to be a true community bank for each distinct market in central Ohio has resulted in many great partnerships with these municipalities. We participate in the major events within the towns and cities with both leadership from our team, and financial contributions and sponsorships. We were a major sponsor of the iceless skating rink in Bucyrus for the Candlelight Christmas event. In addition, we ran the 10 Fantastic Charities at Worthington’s Concert on the Green series, donating to 10 different charities including a grand prize of $3,500 to the Possibility Playground at Sutter Park Preschool. Commercially, we focus on smaller rehabs or new builds and commercial and industrial entities that are not being served by many of our competitors. We also avoid many of the large, highly competitive construction projects in central Ohio. This model provides us with steady, solid growth at profitable levels. BankOnBuffalo led our deposit gathering efforts in 2018 with over $282 million in growth. Loans also grew at a pace of 148% to $269 million. Commercial and industrial lending led the way with $97 million in new loans. Our Private Client group also experienced success with $43 million in assets under management and $55 million in loans. We entered Niagara County with a temporary site in Niagara Falls with ground breaking expected on our first BankOnBuffalo ground up build in March 2019. Erie and Niagara Counties have been very welcoming to our approach to banking and we are honored to be a part of these communities. We are excited about the future for CNB in all of our divisions. The bank-wide focus on the three key principles that were laid out in our strategic plan have been key to our success. Leadership at all levels in our two most mature divisions has helped us become one of the top two banks, by deposit size, in virtually all communities we serve. Our continued efforts with providing exceptional experiences will ensure we maintain our position in these divisions and improve our market share in the newer divisions. CNB’s future for opportunities and growth remains solid with BankOnBuffalo gaining traction, ERIEBANK’s entry to Cleveland and the robust community of Columbus for FCBank. Our move into these major metropolitan areas has begun to add more opportunities for customers, employees, directors, diversity of assets and more. I would like to recognize a long-term board member who recently retired. Denny Merrey retired after 28 years on the board, including 10 years serving as chairperson. Denny’s leadership through the Great Recession was invaluable in the boardroom as well as in our markets. Denny, on behalf of the Board, and the team, thank you for your commitment to CNB. We wish you the very best for many years to come. In closing, I want to extend a sincere thank you to all of our customers for continuing to partner with CNB for your financial solutions. I also want to thank our shareholders for your ownership and support of our vision and strategy. Finally, thank you to our employees for your leadership and collaboration to provide exceptional experiences to all. Joseph B. Bower, Jr. President and Chief Executive Officer 2018 ANNUAL REPORT HIGHLIGHTS 5

Consolidated Financial Highlights (dollars in thousands, except per share data) FOR THE YEAR 2018 2017 % Change Interest and Dividend Income $131,870 $108,874 21.1% Interest Expense 26,950 17,365 55.2% Net Interest Income 104,920 91,509 14.7% Non-interest Income 20,723 21,435 (3.37%) Non-interest Expense 79,342 70,037 13.3% Net Income 33,719 23,860 41.3% Net Income Return on: Average Assets 1.12% 0.89% 25.8% Average Equity 13.46% 9.97% 35.0% AT YEAR END Assets $3,221,521 $2,768,773 16.4% Loans, Net of Unearned 2,474,557 2,145,959 15.3% Deposits 2,610,786 2,167,815 20.4% Shareholders’ Equity 262,830 243,910 7.8% PER SHARE DATA Net Income, Diluted $2.21 $1.57 40.8% Dividends 0.67 0.66 1.5% Book Value 17.28 15.98 8.1% 6 CNB FINANCIAL CORPORATION

Financials ASSET GROWTH (in thousands) 2014 $2,189,213 2015 $2,285,136 2016 $2,573,136 2017 $2,768,773 2018 $3,221,521 LOANS, NET OF UNEARNED (in thousands) 2014 $1,355,289 2015 $1,577,798 2016 $1,873,536 2017 $2,145,959 2018 $2,474,557 NET INTEREST INCOME (in thousands) 2014 $74,595 2015 $74,707 2016 $81,287 2017 $91,509 2018 $104,920 EARNINGS PER SHARE 2014 $1.60 2015 $1.54 2016 $1.42 2017 $1.57 2018 $2.21 2018 ANNUAL REPORT HIGHLIGHTS 7

CNB BANK

CNB BANK SENIOR MANAGEMENT AND OFFICERS

Christopher L. Stott
Market President

Jeffrey W. Alabran
Senior Vice President, Commercial Banking

Glenn R. Pentz
Senior Vice President, Wealth & Asset Management

Craig C. Ball
Vice President, Wealth & Asset Management

Timothy D. Clapper
Vice President, Commercial Banking

Michael E. Haines
Vice President, Commercial Banking

Eric A. Johnson
Vice President, Wealth & Asset Management

R. Michael Love
Vice President, Wealth & Asset Management

Eileen F. Ryan
Vice President, Director of Private Banking

C. Brett Stewart
Vice President, Commercial Banking

Calvin R. Thomas, Jr.
Vice President, Wealth & Asset Management

Joseph H. Yaros
Vice President, Commercial Banking

Vickie L. Baker
Assistant Vice President, Community Office Manager

James C. Davidson
Assistant Vice President, Private Banking

Kay E. DellAntonio
Assistant Vice President, Commercial Banking

Denise J. Greene
Assistant Vice President, Private Banking

Heather Koptchak
Assistant Vice President, Market Manager

Dustin A. Minarchick
Assistant Vice President, Commercial Banking Leader

Katie A. Penoyer
Assistant Vice President, Treasury Services

Heather D. Serafini
Assistant Vice President, Private Banking

Katie M. Whysong
Assistant Vice President, Commercial Banking

ADMINISTRATIVE SERVICES

Yarrow L. Diamond
Senior Vice President, Innovative Solutions

Gregory M. Dixon
Senior Vice President, Senior Credit Officer

Cory K. Johnston
Vice President, Controller

Carla M. Higgins
Vice President, Quality Assurance Manager

Julie L. Martin
Vice President, Commercial Services

Robin W. Mink
Vice President, Senior Treasury Product and Sales Team Leader

Ruth Anne Ryan-Catalano
Vice President, Retail Banking

John H. Sette
Vice President, Information Technology

Susan M. Warrick
Vice President, Operations

Rebecca A. Coleman
Assistant Vice President, Operations Officer

Andrew D. Franson
Assistant Vice President, Wealth & Asset Operations

Kylie L. Graham
Assistant Vice President, Compliance

Shannon L. Irwin
Assistant Vice President, Employee Experience

Paul A. McDermott
Assistant Vice President, Facilities

Amy B. Potter
Assistant Vice President, Marketing

B.J. Sterndale
Assistant Vice President, Training

Sherry L. Wallace
Assistant Vice President, Mortgage Banking

Joel M. Zupich
Assistant Vice President, Credit Administration

Holiday FINANCIAL SERVICES
A subsidiary of CNB Financial Corporation

BOARD OF DIRECTORS

Joseph B. Bower, Jr.
Chairperson

Richard L. Greslick, Jr.
Secretary

Mark D. Breakey
Director

CORPORATE OFFICERS

Joseph P. Strouse
President

Francis A. Goss
Vice President

CNB SECURITIES CORPORATION, A SUBSIDIARY OF CNB FINANCIAL CORPORATION

BOARD OF DIRECTORS

Halsey M. Ginther
Director

Glenn R. Pentz
Director

Evan R. Pizzuto
Wilmington Trust SP Services, Inc.

CORPORATE OFFICERS

Brian W. Wingard
President

Evan R. Pizzuto
Treasurer, Wilmington Trust SP Services, Inc.

Elizabeth F. Bothner
Secretary, Wilmington Trust SP Services, Inc.

8 CNB FINANCIAL CORPORATION

ERIEBANK
A division of CNB Bank

ERIEBANK SENIOR MANAGEMENT AND OFFICERS

David J. Zimmer
President

Wesley H. Gillespie
Regional President

Steven M. Cappellino
Senior Vice President, Area Manager

William L. DeLuca, Jr.
Senior Vice President, Commercial Banking

Steven Levy
Senior Vice President, Commercial Banking

David P. Bogardus
Vice President, Area Manager

Betsy C. Bort
Vice President, Commercial Banking

Travis J. Burch
Vice President, ERIEBANK Investment Advisors

Scott O. Calhoun
Vice President, Commercial Banking

Timothy A. Flenner
Vice President, Area Manager

Christine Hartog
Vice President, Community Office Manager

Katie J. Jones
Vice President, Market Manager

James R. Miale
Vice President, Commercial Banking

Joshua P. Miller
Vice President, ERIEBANK Investment Advisors

Larry G. Morton, Jr.
Vice President, ERIEBANK Investment Advisors

Gregory A. Noon
Vice President, Commercial Banking

Benjamin V. Palazzo
Vice President, Commercial Banking

Timothy J. Roberts
Vice President, Commercial Banking

Paul D. Sallie
Vice President, Private Banking

John M. Schulze
Vice President, Commercial Banking

William J. Vitron, Jr.
Vice President, ERIEBANK Investment Advisors

Thomas J. Walker
Vice President, Commercial Banking

J. Allen Weaver
Vice President, Commercial Banking

Kelly S. Buck
Assistant Vice President, Private Banking

Chrystal M. Fairbanks
Assistant Vice President, Commercial Banking/ Community Office Manage

Jessica A. Figoli
Assistant Vice President, Private Banking

Joanne L. Fulton
Assistant Vice President, Treasury Services

Denise E. Gelofsack
Assistant Vice President, Portfolio Manager

Allison M. Hodas
Assistant Vice President, Commercial Banking

Bryan G. Kusich
Assistant Vice President, Commercial Banking

Barbara A. Macks
Assistant Vice President, ERIEBANK Investment Advisors

Theresa L. Swanson
Assistant Vice President, Community Office Manager

Mary J. Taormina
Assistant Vice President, Community Office Manager

John R. VanTassel
Assistant Vice President, Treasury Services

Abigail L. Williams
Assistant Vice President, Community Office Manager

ERIEBANK BOARD OF ADVISORS

Gary M. Alizzeo
Esquire; Shafer Law Firm, P.C.

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation, CNB Bank

Mark D. Breakey
Senior Executive Vice President and Chief Risk Officer, CNB Bank

Gary L. Clark
Chief Executive Officer, Reed Manufacturing Company

Donald W. Damon
Retired; Former ERIEBANK Senior Vice President

Jane M. Earll
Esquire; Retired Pennsylvania State Senator

Richard L. Greslick, Jr.
Senior Executive Vice President and Chief Support Officer, CNB Bank; Secretary, CNB Financial Corporation

Charles "Boo" Hagerty
President, Hamot Health Foundation

Andrea T. Jeffress
Physician, OB-GYN Associates of Erie, PC

Thomas M. Kennedy
President, Professional Development Associates, Inc.

Jerome T. Osborne, III
President, JTO, Inc.

Thomas W. Reams
Vice President, C. H. Reams & Associates, Inc.

Nick Scott, Jr.
Vice President & Owner, Scott Enterprises

James E. Spoden
Esquire, MacDonald Illig Jones & Britton, LLP

David J. Zimmer
Chairperson of the Board; President, ERIEBANK

ERIEBANK OHIO ADVISORY BOARD

Dr. Lundon Albrecht
Owner, Albrecht Family Dentistry; Dental Consultant, Coltene Whaledent

Jennifer Brown
Economic Development Specialist, CT Consultants

Richard T. Flenner, Jr.
Retired; Former President, Lake National Bank

Bryce A. Heinbaugh
Managing Partner and Founder, IEN Risk Management Consultants

Richard J. Kessler
President, Society of Rehabilitation

Kevin D. Malecek
Senior Development Officer, Lakeland Foundation and Lakeland Community College

Shawn Neece
Director, NMS Certified Public Accountants

Joseph T. Svete
President, Svete & McGee Company, LPA

David J. Zimmer
Chairperson of the Board; President, ERIEBANK

2018 ANNUAL REPORT HIGHLIGHTS 9

FCBANK SENIOR MANAGEMENT AND OFFICERS

Jenny L. Saunders
President

Neal S. Clark
Senior Vice President, Commercial Banking

J. Ralph Parker
Senior Vice President, Senior Credit Officer

Ryan T. Connell
Vice President, Financial Advisor

Robert P. Linnabary
Vice President, Commercial Banking

Bernard J. McGuinness
Vice President, Commercial Banking

Kate McNeill Miller
Vice President, Commercial Banking

Linda K. Salters
Vice President, Market Manager

Jack L. Trachtenberg
Vice President, Private Banking Team Leader

Dean J. Vande Water
Vice President,
Commercial Real Estate Team Leader

Jeff P. Wallace
Vice President, Treasury Services

William R. Diehl
Assistant Vice President, Senior Portfolio Manager

Anthony D. Laughner
Assistant Vice President,
Community Office Manager

Annette D. Lester
Assistant Vice President ,
Community Office Manager

Jillian V. Price
Assistant Vice President, Private Banking

Sam P. Rawal
Assistant Vice President, Private Banking

Rory Reid
Assistant Vice President,
Community Office Manager

Andrew C. Shuneson
Assistant Vice President, Commercial Banking

FCBANK BOARD OF ADVISORS

Joseph B. Bower, Jr.
President and Chief Executive Officer,
CNB Financial Corporation, CNB Bank

Mark D. Breakey
Senior Executive Vice President &
Chief Risk Officer, CNB Bank

Jennifer Carney
Partner and Co-Founder,
Carney Ranker Architects, Ltd.

Richard L. Greslick, Jr.
Senior Executive Vice President &
Chief Support Officer, CNB Bank;
Secretary, CNB Financial Corporation

Lawrence A. Morrison
CPA and Partner, Kleshinski, Morrison & Morris, LLP

Jason Pohl
Partner and Co-Founder, Centric Consulting, LLC

Jenny L. Saunders
Chairperson of the Board, President, FCBank

Sam Shim
Board Member, Worthington City Schools

Julie Young
Human Resources Attorney, JMY Law, LLC

BANK ON BUFFALO SENIOR MANAGEMENT AND OFFICERS

Martin T. Griffith
President

Maria E. Barth
Senior Vice President, Commercial Banking

David P. Paul
Senior Vice President, Wealth & Asset Management

Michael A. Anderson
Vice President, Regional Retail Banking
Administrator

Gregory G. Emminger
Vice President, Commercial Banking

Rosanne Faraci
Vice President, Credit Administration

David G. Hawker
Vice President, Commercial Banking

Kathleen B. Kane
Vice President, Community Office Manager

Kelly A. Navagh
Vice President, Treasury Services

Michael J. Noah
Vice President, Commercial Banking

Annette A. Tomlin
Vice President, Community Office Manager

Joseph D. Becker
Assistant Vice President, Private Banking

James H. Cosgriff
Assistant Vice President, Wealth Advisor

Angela M. Indelicato-Matar
Assistant Vice President, Commercial Banking

James P. Reidy
Assistant Vice President, Community Office
Manager

BANK ON BUFFALO BOARD OF ADVISORS

Joseph B. Bower, Jr.
President and Chief Executive Officer,
CNB Financial Corporation, CNB Bank

Mark D. Breakey
Senior Executive Vice President &
Chief Risk Officer, CNB Bank

Joseph E. Dell, Jr.
Senior Executive Vice President &
Chief Commercial Banking Officer, CNB Bank

Ellen E. Grant
Weiss Institute Fellow,
Former Deputy Mayor of the City of Buffalo

Richard L. Greslick, Jr.
Senior Executive Vice President &
Chief Support Officer, CNB Bank; Secretary, CNB
Financial Corporation

Martin T. Griffith
Chairperson of the Board,
President, BankOnBuffalo

Gerry Murak
Principal and Founder, Murak & Associates, LLC;
CEO and Board Chairman, SoPark Corporation;
President, CEO, and Founder, Precision Scientific
Instruments, Inc.

Michael Newman
Owner and Executive Vice President, NOCO, Inc.

Peter J. Romano, Jr.
President and CEO, United Materials, LLC

Stephen J. Schop
Managing Partner, Schop, Powell & Associates

Mark A. Tronconi
Partner at Tronconi, Segarra & Associates

10 CNB FINANCIAL CORPORATION

Shareholder Information ANNUAL MEETING QUARTERLY SHARE DATA The Annual Meeting of the Shareholders For information regarding the Corporation’s of CNB Financial Corporation will be held quarterly share data, please refer to Item 5 in Tuesday, April 16, 2019 at 2:00 p.m. at the the 2018 Form 10-K. Corporation’s headquarters in Clearfield, PA. MARKET MAKERS CORPORATE ADDRESS The following firms has chosen to make CNB Financial Corporation a market in the stock of the Corporation. 1 S. Second Street Inquiries concerning their services should be P.O. Box 42 directed to: Clearfield, PA 16830 (800) 492-3221 Boenning & Scattergood, Inc. 1700 Market Street, Ste 1420 STOCK TRANSFER AGENT & REGISTRAR Philadelphia, PA 19103 American Stock Transfer & (800) 842-8928 Trust Company, LLC Keefe, Bruyette & Woods, Inc. 6201 15th Avenue 787 Seventh Avenue, 4th Floor Brooklyn, NY 11219 New York, NY 10019 (800) 937-5449 (212) 887-7777 FORM 10-K Shareholders may obtain a copy of the Annual Report to the Securities and Exchange Commission on Form 10-K by writing to: CNB Financial Corporation 1 S. Second Street P.O. Box 42 Clearfield, PA 16830 ATTN: Shareholder Relations 2018 ANNUAL REPORT HIGHLIGHTS 11

Each depositor insured to at least $100,000 Backed by the full faith and credit of the United States government FFederal DepositDIC Insurance Corporation•www.fdic.gov The common stock of the Corporation trades on the  NASDAQ Global Select Market under the symbol CCNE.